Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 866.974.7329

February 22, 2023

Apexigen, Inc.

75 Shoreway Road, Suite C

San Carlos, CA 94070

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by Apexigen, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the (i) issuance of 2,095,493 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), issuable upon the exercise of warrants (including (a) 1,995,708 shares issuable upon the exercise of outstanding 2023 PIPE Warrants (as defined in the Registration Statement) and (b) 99,785 shares issuable upon the exercise of outstanding Placement Agent Warrants (as defined in the Registration Statement, and together with the 2023 PIPE Warrants, the “Warrants,” and, such shares issuable upon exercise of the Warrants, the “Warrant Shares”) and (ii) the resale of up to 4,091,201 shares of the Company’s Common Stock (including (a) 1,995,708 2023 PIPE Shares (as defined in the Registration Statement), (b) 1,995,708 shares issuable upon the exercise of the 2023 PIPE Warrants and (c) 99,785 shares issuable upon the exercise of the Placement Agent Warrants). The 2023 PIPE Shares and Warrant Shares are collectively referred to herein as the “Shares.”

We are acting as counsel for the Company in connection with the registration of the Shares. As such counsel, we have made legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinion set forth below. In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, and such other documents that we considered necessary or advisable for the purpose of rendering the opinions set forth below, including the Form of Common Stock Purchase Warrant filed as Exhibit 4.4 to the Registration Statement and the Form of Placement Agent Warrant filed as Exhibit 4.5 to the Registration Statement. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Shares have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

AUSTIN        BEIJING        BOSTON         BOULDER        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Apexigen, Inc.

February 22, 2023

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

1.	With respect to the PIPE Shares to be offered pursuant to the Registration Statement, such PIPE Shares have been duly authorized and are validly issued, fully paid and nonassessable;

2.

With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon exercise of the Warrants thereof pursuant to the terms of the Warrants, such Warrant Shares will have been validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

c)

the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, the prospectus forming part of the Registration Statement, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation